UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

Former address of principal executive offices that appeared on last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 8.01         Other Events.

On September 27, 2023, CLS Holdings USA, Inc. (the “Company”), made a public announcement in the form of a written shareholder presentation (the “Presentation”). The Company posted the Presentation in the “News & Media” section of its website at www.clsholdingsinc.com.

In the Presentation, the Company disclosed market analysis data related to the overall statewide revenue generated from cannabis sales in Nevada for the fiscal year ending June 30, 2023, compared to the previous fiscal year. The Company further disclosed that overall revenue generated from cannabis sales in Clark County, Nevada decreased by 14 percent from the previous fiscal year. The Presentation includes previously disclosed results of financial operations showing the Company experienced 2 percent overall year-to-year growth compared to the previous fiscal year.

In the Presentation, the Company also disclosed that it is exploring approaches to entry in the New York cannabis market through joint ventures, brand licensing agreements, and wholesale distribution.

The Presentation is attached as Exhibit 99.1 to this Current Report.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Shareholder Presentation dated September 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: October 3, 2023	By: /s/ Andrew Glashow
Andrew Glashow Chief Executive Officer and Chairman of the Board of CLS Holdings USA, Inc.